UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2013

WMI LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14667

WASHINGTON	45-6794330
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1201 THIRD AVENUE, SUITE 3000
SEATTLE, WASHINGTON 98101
(Address of principal executive offices, including zip code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On March 26, 2013, PPM America, Inc. (“PPMA”) notified WMI Liquidating Trust (the “Trust”) that PPMA’s representatives on the Trust’s Trust Advisory Board (the “TAB”) would be resigning effective immediately.  PPMA’s representatives, Joel Klein and James Leda, also represented PPMA on the Trust’s Litigation Subcommittee (the “Litigation Subcommittee”).  The decision of PPMA’s representatives to resign was not the result of any disagreement with other members of the TAB, the Litigation Subcommittee, the Liquidating Trustee (as defined in the Trust Agreement (defined below)) or any Trust Professionals (as defined in the Trust Agreement).  Through an accommodation reached by and between PPMA and the TAB, either of Messrs. Klein and Leda was permitted to attend meetings of the TAB and the Litigation Subcommittee, as the case may be, from time to time; however, only one of them was permitted to vote on matters brought before the TAB for approval.  PPMA’s representatives were seated on the TAB in accordance with the terms of that certain WMI Liquidating Trust Agreement (the “Trust Agreement”), dated as of March 6, 2012, by and among Washington Mutual, Inc. and WMI Investment Corp., as debtors and debtors-in-possession, William C. Kosturos, as liquidating trustee, and CSC Trust Company of Delaware as the Delaware resident trustee of the WMI Liquidating Trust, as filed with the Securities and Exchange Commission under cover of Form 8-K by Washington Mutual, Inc. on March 12, 2012, as amended by Amendment No.1 to the WMI Liquidating Trust Agreement dated as of August 1, 2012, as filed with the Securities and Exchange Commission under cover of Form 8-K by WMI Liquidating Trust on August 7, 2012.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: March 29, 2013	By:	/s/ Charles Edward Smith
Charles Edward Smith
General Counsel, WMI Liquidating Trust

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